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                                                               Exhibit 23.1





                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85399 and 333-53850) of Network Access Solutions Corporation of our report dated March 22, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 22, 2001 relating to the financial statement schedules, which appears in this Form 10-K.



                                        /s/ PricewaterhouseCoopers LLP
                                        -----------------------------
                                        PricewaterhouseCoopers LLP



McLean, Virginia
March 30, 2001